EXHIBIT 10.1
                                                                    ------------

                               GMX RESOURCES INC.

                        COMMON STOCK INVESTMENT AGREEMENT

     This Common Stock Investment Agreement (this "AGREEMENT") is made as of April 5, 2004, by and among GMX Resources Inc., an Oklahoma corporation (the "COMPANY"), and The Forest Hill Select Fund, LP, (the "INVESTOR").

                                    RECITALS

     WHEREAS, the Company desires to sell and the Investor desires to purchase 200,000 shares of the Company's common stock, par value $0.001 per share (the "SHARES") for $5.00 per Share or a total of $1,000,000.00;

     WHEREAS, the parties hereto desire to make the representations and warranties, and enter into the covenants and agreement, set forth in this Agreement in connection with the issuance of the Shares to set forth the terms thereof in writing.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Issuance of Shares. The Company shall sell to the Investor, and the Investor shall purchase from the Company, the Shares. Closing of the sale and purchase of the Shares shall occur within five (5) business days after execution of this Agreement. At the Closing, the Company shall deliver certificates for the Shares registered in the name of Investor to Banc of America Securities, 2001 Ross Avenue, Dallas, Texas 75201, against payment by the Investor of the purchase price of $5.00 per Share or a total of $1,000,000 (the "PURCHASE PRICE") by wire transfer to Local Oklahoma Bank, Oklahoma City, Oklahoma, ABA No. __________________, Account No. __________________, GMX Resources Inc.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor as follows:

          2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is in good standing under such laws. The Company is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

          2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to (a) execute and deliver this Agreement and any other

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     instruments and documents to be executed and delivered by it pursuant to this Agreement, (b) sell and issue the Shares hereunder and (c) carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby and thereby.

          2.3 Valid Issuance of Stock. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement has been taken. This Agreement and the Registration Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          2.5 Offering. Subject to the accuracy of the representations of the Investor set forth in Section 3 below, the Company has complied and will comply with all applicable United States federal and state securities laws in connection with the offer, issuance and sale of the Shares in connection with this Agreement. The Company has not, either directly or through any agent, offered any securities to, or otherwise approached, negotiated or communicated in respect of any securities with, any person so as thereby to require that the offer or sale of the Shares be registered pursuant to the provisions of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Subject to the accuracy of the representations of the Investor set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and all applicable state securities laws.

     3. Representations and Warranties of the Investor. The Investor represents and warrants to the Company as follows:


          3.1 Investment Experience. The Investor is capable of evaluating the merits and risks of its investment in the Shares and has the capacity to protect its own interests. The Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Investor is able to bear the economic risk of losing its entire investment in the Shares, which is not disproportionate to the Investor's net worth.

          3.2 Investment. The Investor is acquiring the Shares for investment for the Investor's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares with respect thereto have not been, and will not be when issued, registered under the Securities Act or any state securities laws by reason of specific exemptions from the registration provisions of the Securities Act and such state laws, the availability of which

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     depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations as expressed herein.

          3.3 Rule 144. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three
     (3) month period not exceeding specified limitations.

          3.4 Access to Information. The Investor has had an opportunity to discuss the Company's business plan and financial condition with the Company's management and has received all of the Company's reports filed with the SEC and Exchange Commission within the last eighteen (18) months. The Investor understands that a purchase of the Shares involves a high degree of risk, and there can be no assurance that the Company's business objectives will be obtained. No representations have been made by the Company about the value of the Company or the Shares.

          3.5 Authorization. The Investor has all requisite legal power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement and the transactions and documents contemplated hereby. This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.6 Brokers' and Finders' Fees. The Investor has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Investor acknowledges that the Company will pay a placement or finders' fee equal to five percent (5%) of the Purchase Price to Sanders Morris Harris Group in connection with the sale of the Shares.

          3.7 Legends. It is understood that each certificate representing the Shares with respect thereto shall bear a legend to the following effect:


          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR THE AVAILABILITY OF AN EXEMPTION THEREFROM.

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

     4. Registration Agreement. In connection with the issuance of the Shares, the Company and the Investor will enter into the Registration Agreement in the form attached as Exhibit A which obligates the Company to file a shelf registration statement for resale of the Shares by Investor in non-underwritten transactions as soon as practicable after the Closing.

     5. Miscellaneous.

          5.1 Entire Agreement; Successors and Assigns. This Agreement and the Registration Agreement constitute the entire agreement between the Company and the Investor relative to the subject matter hereof and supersede any previous agreement between the Company and the Investor regarding such subject matter. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to the conflicts of laws principles thereof.

          5.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          5.4 Headings. The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          5.5 Notices. Any notice required or permitted hereunder shall be given in writing and shall be effective when received by personal delivery, delivery by overnight courier, telecopy (with confirmation of receipt), or by United States mail, by registered or certified mail, postage prepaid, addressed:


          If to the Company:          GMX Resources Inc.
                                      9400 N. Broadway, Suite 600
                                      Oklahoma City, Oklahoma  73114
                                      Attn:  Chief Financial Officer
                                      Telecopy:  (405) 600-0600

          With copy to:               Michael M. Stewart
                                      Crowe & Dunlevy, P.C.
                                      20 North Broadway
                                      Oklahoma City, Oklahoma  73102
                                      Telecopy:  (405) 272-5238

          and If to the Investor:     The Forest Hill Select Fund, L.P.
                                      100 Morgan Keegan Drive, Suite 430
                                      Little Rock, Arkansas  72202
                                      Attn:  President
                                      Telecopy:  501-666-4492

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          5.6 Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive for a period of one (1) year from the date hereof.









                         [SIGNATURES ON FOLLOWING PAGE]





















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                                SIGNATURE PAGE TO
                               GMS RESOURCES INC.
                        COMMON STOCK INVESTMENT AGREEMENT
                               DATED APRIL 5, 2004

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above set forth.



                              "COMPANY"

                              GMX RESOURCES, INC.


                              By: /s/ Ken L. Kenworthy, Sr.
                                  ----------------------------------------------
                                  Ken L. Kenworthy, Sr., Chief Financial Officer


                              "INVESTOR"

                              THE FOREST HILL SELECT FUND, L.P.


                              By: FOREST HILL CAPITAL LLC,
                                  its general partner


                              By: /s/ Mark Lee
                                  ---------------------------------------
                                  Mark Lee, President




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